INTERNET SCIENCES, INC.

ACTION BY WRITTEN CONSENT OF THE MAJORITY SHAREHOLDERS

IN LIEU OF A MEETING

The undersigned, being the holder(s) of a majority of the outstanding shares of capital stock of Internet Sciences, Inc., a Delaware corporation (the "Company"), entitled to vote thereon, acting pursuant to Section 228 of the General Corporation Law of the State of Delaware and the Bylaws of the Company, hereby consent to and adopt the following resolutions in lieu of a meeting, effective as of July 1, 2026:

RATIFICATION OF APPOINTMENT OF DIRECTOR

WHEREAS, the Board of Directors of the Company has appointed Keith R. Wyche to serve as a member of the Board of Directors of the Company, effective July 1, 2026;

NOW, THEREFORE, BE IT RESOLVED, that the appointment of Keith R. Wyche to serve as a member of the Board of Directors of the Company, effective July 1, 2026, be, and hereby is, ratified, confirmed, and approved in all respects, to serve until the next annual meeting of shareholders of the Company or until his earlier resignation, removal, or the due election and qualification of his successor;

FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and directed to take any and all actions, and to execute and deliver any and all documents and instruments, as such officer may deem necessary or advisable to carry out the purpose and intent of the foregoing resolution, including the preparation and filing of any disclosure required under the Securities Exchange Act of 1934, as amended;

FURTHER RESOLVED, that a signed copy of this consent shall be filed with the minutes of the proceedings of the shareholders of the Company.

IN WITNESS WHEREOF, the undersigned, being the holder(s) of a majority of the outstanding voting shares of the Company, have executed this Action by Written Consent as of July 1, 2026.

/s/ Lynda Chervil

Lynda Chervil, Majority Shareholder & CEO